                                    U S WEST, Inc.
                          RATIO OF EARNINGS TO FIXED CHARGES
                                (Dollars in Millions)


                                                            Quarter Ended
                                                       12/31/95       12/31/94
----------------------------------------------------- ----------      ---------

Income before income taxes                             $564              $638
Interest expense (net of amounts capitalized)           123               119
Interest factor on rentals (1/3)                         24                26
Equity losses in unconsolidated ventures                 25                 -
Guaranteed minority interest expense                     12                 -
                                                      ----------      ---------
Earnings                                               $748              $783

Interest expense                                        151               138
Interest factor on rentals (1/3)                         24                26
Guaranteed minority interest expense                     12                 -
                                                      ----------      ---------
Fixed charge                                           $187              $164

Ratio of earnings to fixed charges                     4.00              4.77
----------------------------------------------------- ----------      ---------


                                                            Year-to-Date
                                                       12/31/95       12/31/94
----------------------------------------------------- ----------      ---------

Income before income taxes                           $2,154            $2,283
Interest expense (net of amounts capitalized)           527               442
Interest factor on rentals (1/3)                         95                96
Equity losses in unconsolidated ventures                 66                 -
Guaranteed minority interest expense                     14                 -
                                                      ----------      ---------
Earnings                                             $2,856            $2,821

Interest expense                                        599               486
Interest factor on rentals (1/3)                         95                96
Guaranteed minority interest expense                     14                 -
                                                      ----------      ---------
Fixed charges                                          $708              $582

Ratio of earnings to fixed charges                     4.03              4.85
----------------------------------------------------- ----------      ---------


                          U S WEST Financial Services, Inc.
                          RATIO OF EARNINGS TO FIXED CHARGES
                                (Dollars in Thousands)


                                                           Quarter Ended
                                                     12/31/95       12/31/94
---------------------------------------------------- ----------  -------------
Income before income taxes                              $1,448         $7,578
Interest expense                                         5,409          8,388
Interest factor on rentals (1/3)                            20             25
                                                    ----------     ----------
Earnings                                                $6,877        $15,991

Interest expense                                         5,409          8,388
Interest factor on rentals (1/3)                            20             25
                                                    ----------     ----------
Fixed charges                                           $5,429         $8,413

Ratio of earnings to fixed charges                        1.27           1.90
---------------------------------------------------- ----------  -------------



                                                            Year-to-Date
                                                      12/31/95       12/31/94
---------------------------------------------------- ----------  -------------
Income before income taxes                              $9,125        $12,217
Interest expense                                        29,091         40,816
Interest factor on rentals (1/3)                            56            123
                                                    ----------     ----------
Earnings                                               $38,272        $53,156

Interest expense                                        29,091         40,816
Interest factor on rentals (1/3)                            56            123
                                                    ----------     ----------

Fixed charges                                          $29,147        $40,939
                                                    ----------     ----------

Ratio of earnings to fixed charges                        1.31           1.30
---------------------------------------------------- ----------  -------------


                                    U S WEST, Inc.
                          RATIO OF EARNINGS TO FIXED CHARGES
                                (Dollars in Millions)



                                                                       Year Ended
                                                     1995       1994       1993       1992       1991
------------------------------------------------------------------------------------------------------
Income from continuing operations                 $2,154     $2,283       $745     $1,569     $1,209
  before income taxes
Interest expense (net of capitalized amounts         527        442        439        453        482
Interest factor on rentals (1/3)                      95         96        102         98         90
Equity losses in unconsolidated ventures              66          -          -          -          -
Guaranteed minority interest expense                  14          -          -          -          -
                                               -------------------------------------------------------

Earnings                                          $2,856     $2,821     $1,286     $2,120     $1,781

Interest expense                                     599        486        439        453        482
Interest factor on rentals (1/3)                      95         96        102         98         90
Guaranteed minority interest expense                  14          -          -          -          -
                                               -------------------------------------------------------
Fixed charges                                       $708       $582       $541       $551       $572

Ratio of earnings to fixed charges                  4.03       4.85       2.38       3.85       3.11
------------------------------------------------------------------------------------------------------


All years have been restated to exclude the Capital Assets segment which was discontinued as of June 1, 1993.

The 1993 ratio is based on earnings from continuing operations before extraordinary charges associated with the decision to discontinue accounting for the operations of the Company in accordance with SFAS No. 71 of $3,123 and the early extinguishment of debt of $77. The 1993 and 1991 ratios include restructuring charges of $1,000 and $364, respectively. Excluding the restructuring charges the 1993 and 1991 ratios of earnings to fixed charges would have been 4.22 and 3.75, respectively.

The 1992 ratio is based on earnings before the cummulative effect of change in accounting principles which reduced net income by $1,793.